UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

SPORTS ENTERTAINMENT ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39583	85-2324373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Golden Bear Plaza 11760 US Highway 1, Suite W506 North Palm Beach, FL	33408
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 402-0741

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	SEAH.U	New York Stock Exchange LLC
Shares of Class A common stock included as part of the units	SEAH	New York Stock Exchange LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SEAH WS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2021, Sports Entertainment Acquisition Corp., a Delaware corporation (“SEAC”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with SGHC Limited, a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey (the “Company”), Super Group (SGHC) Limited, a non-cellular company limited by shares incorporated under the laws of  the Island of Guernsey (“NewCo”), Super Group (SGHC) Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub” and, together with NewCo, the Company and the Company’s direct and indirect subsidiaries, the “Target Companies”), and Sports Entertainment Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”). The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.” Capitalized terms used in this report without definition shall have the meanings assigned to them in the Business Combination Agreement.

Business Combination Agreement

Consideration and Structure

Pursuant to the Business Combination Agreement, subject to the terms and conditions therein, prior to the closing of the Business Combination (the “Closing”), the Company will undergo a pre-closing reorganization (the “Reorganization”) wherein all existing shares of the Company will be exchanged for newly issued ordinary shares of NewCo (“NewCo Common Shares”). Following the Reorganization, the shareholders of the Company (the “Pre-Closing Holders”) will hold that number of NewCo Common Shares equal to the quotient obtained by dividing (i) 4,750,000,000, plus the amount by which the cash and cash equivalent balance of the Target Companies exceeds $300,000,000 (but in no event in excess of $4,850,000,000), less the amount by which the cash and cash equivalent balance of the Target Companies is less than $300,000,000, by (ii) $10.00 (the “Aggregate Stock Consideration Shares”).

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, the following shall occur: (a) immediately prior to the Merger Effective Time, each issued and outstanding share of SEAC Class B Common Stock will automatically convert in accordance with the terms of SEAC’s Amended and Restated Certificate of Incorporation into one share of SEAC Class A Common Stock, as more fully set forth in, and subject to the terms and conditions of, the Founder Holders Consent Letter (as defined below); (b) on the Closing Date, Merger Sub will merge with and into SEAC, with SEAC continuing as the surviving company, as a result of which (i) SEAC will become a wholly-owned subsidiary of NewCo, (ii) each issued and outstanding unit of SEAC, consisting of one share of SEAC Class A Common Stock and one-half of one warrant (the “SEAC Warrants”), will be automatically detached, (iii) each issued and outstanding share of SEAC Class A Common Stock (other than Treasury Shares), will be converted into the right to receive one NewCo Common Share, and (iv) each issued and outstanding SEAC Warrant to purchase a share of SEAC Class A Common Stock will convert into a warrant exercisable for one NewCo Common Share (the “NewCo Warrants”); and (c) effective immediately following the Closing, pursuant to Repurchase Agreements entered into by and among NewCo, the Company and certain Pre-Closing Holders (the “Repurchase Agreements”), NewCo will purchase NewCo Common Shares from such Pre-Closing Holders in exchange for cash consideration equal to $10.00 per NewCo Common Share (the “Repurchased Shares”).

In addition, the Pre-Closing Holders will be entitled to a right to receive additional contingent consideration based on the number of shares held after taking into account those shares sold pursuant to Repurchase Agreements in the form of three potential earn-out payments. The earn-out payments will become payable at or after the Closing if the following share price trigger events occur any time during the period beginning on the date of the Business Combination Agreement and ending on the five (5) year anniversary of the Closing as follows: (a) if the closing share price of one share of SEAC Class A Common Stock, or following the Closing, one NewCo Common Share, is equal to or exceeds $11.50 for 20 Trading Days in any 30 consecutive Trading Day period, a one-time issuance of a number of NewCo Common Shares equal to the product of (1) the quotient obtained by dividing (A)(i) the Aggregate Stock Consideration Shares minus (ii) the Repurchased Shares by (B) 0.90, multiplied by (2) 0.025; (b) if the closing share price of one share of SEAC Class A Common Stock, or following the Closing, one NewCo Common Share, is equal to or exceeds $12.50 for 20 Trading Days in any 30 consecutive Trading Day period, a one-time issuance of a number of NewCo Common Shares equal to the product of (1) the quotient obtained by dividing (A)(i) the Aggregate Stock Consideration Shares minus (ii) the Repurchased Shares by (B) 0.90, multiplied by (2) 0.025; and (c) if the closing share price of one share of SEAC Class A Common Stock, or following the Closing, one NewCo Common Share, is equal to or exceeds $14.00 for 20 Trading Days in any 30 consecutive Trading Day period, a one-time issuance of a number of NewCo Common Shares equal to the product of (1) the quotient obtained by dividing (A)(i) the Aggregate Stock Consideration Shares minus (ii) the Repurchased Shares by (B) 0.90, multiplied by (2) 0.05.

As described in the Business Combination Agreement, Available Distributable Cash (where Available Distributable Cash means the cash in SEAC’s trust account, less amounts required for the SEAC Share Redemptions plus the Cash and Cash Equivalents Balance) shall be disbursed or allocated (including to NewCo’s balance sheet) in accordance with a distribution and allocation waterfall as more specifically set forth in the Business Combination Agreement.

At the Closing, the board of directors of NewCo will be comprised of nine members, two of whom will be designated by Knutsson Ltd., a shareholder of the Company (or NewCo to the extent Knutsson Ltd. does not designate two members), four of whom will be designated by NewCo unilaterally, one of whom will be designated by NewCo in consultation with SEAC, and two of whom will be Eric Grubman and John Collins.

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. The representations and warranties made under the Business Combination Agreement will not survive the Closing, and no party to the Business Combination Agreement will have any liabilities to such other parties, other than claims for fraud, with respect to the making of its applicable representations and warranties. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of the Company, NewCo, SEAC and their respective subsidiaries during the period between execution of the Business Combination Agreement and the Closing. The covenants made under the Business Combination Agreement will not survive the Closing, unless by their terms they are to be performed in whole or in part after the Closing. Each of the parties to the Business Combination Agreement has agreed to use its commercially reasonable efforts to cause the Business Combination to be consummated after the date of the execution of the Business Combination Agreement in the most expeditious manner practicable.
Conditions to Closing

Under the Business Combination Agreement, the obligations of the parties (or, in some cases, some of the parties) to consummate the Business Combination are subject to the satisfaction or waiver of certain regulatory or other customary closing conditions of the respective parties, including, without limitation: (i) the approval by the Malta Gaming Authority and the United Kingdom Gambling Commission of the 2020 Reorganization; (ii) absence of communications from the Malta Gaming Authority or United Kingdom Gambling Commission that either intends to object to the change of control applications to be filed in connection with the Transaction (iii) the approval and adoption of the Business Combination Agreement and transactions contemplated thereby and certain other matters by the requisite vote of SEAC’s stockholders; (iv) the effectiveness of the Registration Statement (as defined below); (v) the approval of the listing of the NewCo Common Shares and NewCo Warrants on the New York Stock Exchange; (v) SEAC having Minimum Cash equaling at least $300 million (where Minimum Cash means the cash in SEAC’s trust account, less amounts required for the SEAC Share Redemptions); (vi) the Reorganization has been effected; and (vii) material compliance by the parties with their respective covenants, and the accuracy of each party’s representations and warranties in the Business Combination Agreement, in each case subject to certain materiality standards contained in the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation, (i) upon the mutual written consent of the Company and SEAC, (ii) by SEAC, on the one hand, or the Company, on the other hand, as a result of certain material breaches by the counterparties to the Business Combination Agreement that remain uncured after any applicable cure period, (iii) by the Company or SEAC if the SEAC Stockholder Approval has not been obtained following the SEAC Stockholder meeting, (iv) by the Company or SEAC, if the transactions contemplated by the Business Combination Agreement cause NewCo to be treated as a domestic corporation or the Company to be treated as a “surrogate foreign corporation”; in each case, within the meaning of Code Section 7874 and the parties are not able to find a mutually agreeable solution within 35 days after such determination, and (v) by the Company or SEAC if the Closing has not occurred on or before  December 31, 2021; provided, however, that such termination right is not available to the applicable party if such party is in material breach of its representations, warranties, covenants or agreements under the Business Combination Agreement.

The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. It is not intended to provide any other factual information about the parties to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in SEAC’s public disclosures.

Other Agreement

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the below:

Exchange Agreement

In connection with the execution of the Business Combination Agreement, NewCo, the Company and the Pre-Closing Holders entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which, on the Closing Date but prior to the Closing (and conditioned upon the Closing), the Company will undergo the Reorganization which provides for, among other things, the exchange by the Pre-Closing Holders of all issued ordinary shares of the Company for newly issued NewCo Common Shares.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Founder Holders Consent Letter

In connection with the execution of the Business Combination Agreement, the Founder Holders, the Company, NewCo and SEAC have entered into the Founder Holders Consent Letter (the “Founder Holders Consent Letter”), pursuant to which, among other things, the Founder Holders have agreed to waive any and all anti-dilution rights described in SEAC’s Amended and Restated Certificate of Incorporation with respect to the shares of SEAC Class B Common Stock held by the Founder Holders.

The foregoing description of the Founder Holders Consent Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Founder Holders Consent Letter, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

At the Closing, SEAC, the Company, NewCo, the Founder Holders, certain Pre-Closing Holders and PJT Partners Holdings LP (“PJT”) will enter into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) (i) amending and restating SEAC’s Registration Rights Agreement, dated as of October 6, 2020, in its entirety, and (ii) pursuant to which, among other things, NewCo will provide certain registration rights for the NewCo Common Shares and NewCo Warrants held by the parties to the A&R Registration Rights Agreement, subject to certain exceptions and as more fully described in the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Lock-Up Agreement

At the Closing, SEAC, the Company, NewCo, the Founder Holders, and all Pre-Closing Holders will enter into Lock-Up Agreements (the “Lock-Up Agreements”) pursuant to which, among other things, the Pre-Closing Holders and the Founder Holders will agree not to transfer, sell, assign or otherwise dispose of the NewCo Common Shares held by such person for 12 months following the Closing (with respect to the Founder Holders) and 6 months following the Closing (with respect to the Pre-Closing Holders), in each case subject to certain exceptions and as more fully described in the Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

In connection with the execution of the Lock-Up Agreements, SEAC, the Sponsor, the Founder Holders and PJT will amend their Letter Agreement, dated October 6, 2020 (the “Amendment to Letter Agreement”), to, among other things, terminate certain transfer restrictions with respect to SEAC’s securities, subject to certain exceptions and as more fully described in the Amendment to Letter Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Restrictive Covenant Agreement

At the Closing, NewCo will enter into a Restrictive Covenant Agreement (the “Restrictive Covenant Agreement”) with each of Eric Grubman and John Collins pursuant to which, among other things, each of Mr. Grubman and Mr. Collins will agree not to, for the period during which they sit on the NewCo board of directors and for 18 months thereafter, directly or indirectly, engage in a competing business with the Company or NewCo, or form or participate in a SPAC (as a founder or as a 10% or greater economic or voting investor) which acquires a business that competes with the Company or NewCo subject to certain exceptions and as more fully described in the Restrictive Covenant Agreement, the form of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Transaction Support Agreement

In connection with the execution of the Business Combination Agreement, NewCo, the Company, SEAC and all Pre-Closing Holders (the “TSA Shareholders”) entered into Transaction Support Agreements (the “TSAs”), pursuant to which, among other things, the TSA Shareholders have agreed to vote their outstanding shares of the Company at any meeting of the Company in favor of the transactions contemplated by the Business Combination Agreement, and provided a power of attorney to the Company to take certain actions in connection with the transactions contemplated by the Business Combination Agreement on behalf of such shareholders.

The foregoing description of the TSAs does not purport to be complete and is qualified in its entirety by the terms and conditions of the TSAs, the form of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Repurchase Agreements

In connection with the execution of the Business Combination Agreement, prior to the Closing Date, NewCo, the Company and certain existing shareholders of the Company will enter into the Repurchase Agreements pursuant to which NewCo will repurchase NewCo Common Shares from such shareholders in exchange for cash consideration equal to $10.00 per NewCo Common Share, effective immediately following and conditioned upon the Closing.

The foregoing description of the Repurchase Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Repurchase Agreements, a copy of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Founder Holders Deferral Agreement

At the Closing, NewCo, SEAC, the Sponsor, PJT, Eric Grubman and John Collins will enter into a Founder Holders Deferral Agreement (the “Founder Holders Deferral Agreement”) pursuant to which, among other things, (i) NewCo is granted a cash redemption right with respect to the NewCo Sponsor Warrants (including the underlying NewCo Common Shares acquired following a permitted exercise of the NewCo Sponsor Warrants) upon the trading price of the NewCo Common Shares hitting certain price targets, as more fully described in the Founder Holders Deferral Agreement, and (ii) any NewCo Sponsor Warrants (or NewCo Common Shares acquired upon a permitted exercise of the NewCo Sponsor Warrants) directly or indirectly owned by Eric Grubman and John Collins (or their affiliates) will be subject to additional restrictions on payment, as more fully described in the Founder Holders Deferral Agreement, a copy of which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 25, 2021, SEAC and the Company issued a joint press release announcing the execution of the Business Combination Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Attached as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation, dated April 2021, for use by SEAC in meetings with certain of its stockholders as well as other persons with respect to the Business Combination.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information About the Business Combination and Where to Find It
In connection with the proposed Business Combination, NewCo intends to file a registration statement on Form F-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of SEAC common stock in connection with SEAC’s solicitation of proxies for the vote by SEAC’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of NewCo to be issued in the Business Combination. SEAC’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about the parties to the Business Combination Agreement, SEAC and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to SEAC’s stockholders as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Sports Entertainment Acquisition Corp., Golden Bear Plaza 11760 US Highway 1, Suite W506, North Palm Beach, FL 33408, Attention: Eric Grubman.

Participants in the Solicitation

SEAC and its directors and executive officers may be deemed participants in the solicitation of proxies from SEAC’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in SEAC is contained in the Registration Statement on Form S-1, which was filed by SEAC with the SEC on September 14, 2020 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Sports Entertainment Acquisition Corp., Golden Bear Plaza 11760 US Highway 1, Suite W506, North Palm Beach, FL 33408, Attention: Eric Grubman. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

The Target Companies’ directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of SEAC in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the Registration Statement when available.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements. These forward-looking statements include, without limitation, SEAC’s, Target Companies’ and NewCo’s expectations with respect to future performance and anticipated financial impacts of the proposed Business Combination, the satisfaction of the closing conditions to the proposed Business Combination and the timing of the completion of the Business Combination. For example, projections of future enterprise value, revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by SEAC and its management, and NewCo and the Target Companies and their management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against SEAC, the Target Companies, the combined company or others; (3) the inability to complete the Business Combination due to the failure to obtain approval of the stockholders of SEAC or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations; (5) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of SEAC or the Target Companies’ as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that SEAC, the Target Companies or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the impact of COVID-19 on the Target Companies’ business and/or the ability of the parties to complete the proposed business combination; (12) the Target Companies’ estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; and (12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in SEAC’s final prospectus relating to its initial public offering dated October 5, 2020 and in subsequent filings with the SEC, including the proxy statement relating to the Business Combination expected to be filed by SEAC.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. None of SEAC, the Target Companies or NewCo undertakes any duty to update these forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Business Combination Agreement, dated as of April 23, 2021, by and among SEAC, the Company, NewCo, Merger Sub and the Sponsor.*

10.1	Exchange Agreement, dated as of April 23, 2021, by and among the Company, NewCo and the Pre-Closing Holders.*

10.2	Founder Holders Consent Letter, dated as of April 23, 2021, by and among the Founder Holders, NewCo and SEAC

10.3	Form of A&R Registration Rights Agreement

10.4	Form of Lock-Up Agreement

10.5	Form of Amendment to Letter Agreement

10.6	Form of Restrictive Covenant Agreement

10.7	Form of Transaction Support Agreement*

10.8	Form of Repurchase Agreement

10.9	Form of Founder Holders Deferral Agreement*

99.1	Joint Press Release, dated as of April 25, 2021

99.2	Investor Presentation

*	Exhibits and schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2021
SPORTS ENTERTAINMENT ACQUISITION CORP.

By:	/s/ Eric Grubman
Name:	Eric Grubman
Title:	Chief Financial Officer